UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report
(Date of earliest event reported): June 23, 2014 (June 18, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 945-3727
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation.
On June 18, 2014, HLSS Servicer Advance Receivables Trust (the “Issuer”) issued $400 million in asset-backed term notes (the “Series 2014-T3 Term Notes”). Initially, only Class A Series 2014-T3 Term Notes and Class B Series 2014-T3 Term Notes were issued (collectively, the “Issued Notes”). The Issued Notes were not rated by any note rating agency. Below is a brief description of the Series 2014-T3 Term Notes by class:

Series / Class	Amount ($ millions)	Interest Rate (Fixed)	Spread Over Libor
Four-Year Term Notes
Series 2014-T3
Class A	$363.0	2.83%	1.43%
Class B	37.0	3.40%	2.00%
Total	$400.0	2.88%	1.48%
 The Issuer’s notes are secured by servicing advance receivables and are being issued under the Issuer’s base indenture and the Series 2014-T3 indenture supplement. See “Item 1. Business—Description of Servicing Advance Facility Agreements and the Advance Financing Facility” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a more detailed description of the Issuer and the agreements governing the issuance of its notes.
The Class B term notes will initially be held by HLSS Holdings, LLC (“Holdings”), an affiliate of Home Loan Servicing Solutions, Ltd. (“HLSS”). For so long as Holdings holds the Class B term notes, all, but not less than all, of the Class B term notes may be exchanged for all of the Class BX Term Notes, the CX Term Notes and the DX Term Notes (collectively, the “Exchangeable Notes”) on any date of determination subject to the restrictions set forth in the Series 2014-T3 indenture supplement. The proceeds from this issuance of notes are being used to partially pay down certain drawn amounts on previously-issued series of the Issuer’s variable funding notes.

Item 9.01.	Financial Statements and Exhibits.
(a)—(c) Not applicable.
(d) Exhibits:

10.1	Series 2014-T3 Supplement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)
Date: June 23, 2014